Exhibit 99.1
The 2009 FUEL Members’ Meeting was held at the Camilla Depot on Wednesday, February 18, 2009. Chairman Tommy Dollar welcomed everyone and spoke of the choices that have been made in the ethanol industry. He congratulated the members on their choice to embrace and support renewable fuels through their investment in FUEL. He spoke of the many choices that have been made by the directors, management and employees of FUEL and how those choices have made an idea become reality. He reported that as of Febru-ary 18th, FUEL had produced over 26 million gallons of ethanol and had sold almost 45 million gallons of ethanol. He told the group that FUEL has sold over 84,000 tons of dried distillers grains. Larry Kamp, CEO, presented financial information pertaining to the quarter ending December 31, 2008. Drew Gahagan, General Manager, reported on operations and told the members that he is extremely pleased with the performance of the employees of FUEL and anticipates increases in productivity levels. Murray Campbell, CEO, presented slides detailing industry issues as well as the current worldwide financial climate. His presentation as well as the minutes of the meeting can be seen under Investor Relations on our website at firstunitedethanol.com. Judd Vande Voort and Valerie Bandstra of Brown Winick, the law firm of Des Moines, Iowa that handles FUEL’s SEC work, oversaw the election of the board of directors. FUEL received over 35,000 proxies which determined the directors elected to serve on the 2009 Board. Directors elected to serve as Group 1 will serve a one-year term. Those directors include: Mike Harrell, Bubba Johnson and Donald Shirah Directors elected to serve as Group 2 will serve a two-year term. Those directors include: Miley Adams, Steve Collins and Bob Holden Directors elected to serve as Group 3 will serve a three-year term. Those directors include: Murray Campbell, Tommy Dollar, Tommy Hilliard and Jack Hunnicutt All members of the 2009 Board have served on the Board of Directors since September 2005. Bryant Campbell chose not to run for the 2009 board due to conflicts with other boards on which he serves. At the February board meeting, he received a proclamation thanking him for his service on the board. SWGE finalizes conversion of loans On February 20th, Southwest Georgia Ethanol, LLC converted its outstanding construction loans into one term loan. This is a significant event for Southwest Georgia Ethanol, LLC as it concludes the financial transition to a $100,000,000 term loan.

FUEL FACTS *a publication of First United Ethanol, LLC for its investors*

March 2009

During his presentation at the 2009 Members' Meeting, Murray Campbell, CEO, encouraged the stockholders to contact their senators and representatives regarding some very important issues that will have a tremendous impact on the future of the renewable fuels industry.

- An arbitrary regulation limits ethanol use in gasoline to only 10% and the looming E10 blend wall threatens not only the prosperity of corn ethanol but also promises to bring investment in cellulosic biofuels to a grinding halt. These regulatory limits are influenced by claims that expanding ethanol production will necessitate the clearing of non-ag land in the U.S. and the world. A recent study shows that ethanol production has zero impact on land use conversion due to higher corn yields resulting not only in an increase in stocks but a steady supply for exports. The study also recognizes the return of ddgs into the feed supplies.
- "Low-Carbon" is the new catchphrase in DC; therefore, EPA and Congress will work to reduce greenhouse gas emissions. Greenhouse gas emissions are emitted when various types of land are converted to cropland. Some ethanol opponents' computer-generated models predict obscure "indirect land use changes" which accuse corn ethanol of being anything but low carbon. A recent study finds that ethanol should not be charged with greenhouse gas emissions because ethanol production does not result in the conversion of non-ag land.
- The 45 cent per gallon blenders' credit (or VEETC-the Volumetric Ethanol Excise Tax Credit) expires in 2010 and will need to be extended.
- Brazil is lobbying to kill the duty on ethanol imports.
- Big Food and other ethanol opponents continue to spread misinformation about ethanol and food prices. As corn prices have fallen, food prices have remained higher.

"Assuming that all of the 9 billion gallons of ethanol produced in 2008 were marketed, the estimated cost of the two major federal incentives (VEETC and the Small Ethanol Producer Tax Credit), totaled $4.7 billion. By comparison, the ethanol industry generated $11.9 billion in new tax revenue for the Federal Treasury, yielding a direct return on investment to the federal government of 2.5 to 1."

This information and more can be found in the RFA's 2009 Ethanol Industry Outlook. A link is available at firstunitedethanol.com under Ethanol Information.

Why isn't FUEL producing cellulose-based ethanol?

We often receive this question and the answer is that the technology to produce cellulose-based ethanol has not matured to the level of being commercially viable. We produce corn-based ethanol because we can. Cellulosic ethanol faces many challenges as described in The Pro Exporter Networks' *Commercial Questions on Government Sponsored Studies of Cellulosic Biofuels* by Bill Hudson. This very interesting presentation can be found at firstunitedethanol.com under Ethanol Information.

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission ("SEC").

Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);Limitations and restrictions contained in the instruments and agreements governing our indebtedness;Our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures; Changes in the availability of credit to support the level of liquidity necessary to implement our risk management activities; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Difficulties or disruptions we may encounter during the initial operating period at our plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in our business strategy, capital improvements or development plans; Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

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